Exhibit 99.1

SEALY CORPORATION

Press Release — 3Q Fiscal 2012 Results

September 27, 2012

News Release

Sealy Corporation Reports Fiscal Third Quarter 2012 Results

—3rd Quarter Results from Continuing Operations—

— Net Sales Growth of 9.4% to $365 Million—

—Due to Recent Transaction Announcement with Tempur-Pedic International, Inc., Third Quarter Earnings Conference Call This Evening Cancelled—

TRINITY, N.C., September 27, 2012 — Sealy Corporation (NYSE: ZZ), a leading global bedding manufacturer, today announced results for its third quarter of fiscal 2012. While the Company had originally planned to host a conference call to discuss the recent third quarter results this afternoon at 5pm EST, due to the recent transaction announcement with Tempur-Pedic International, Inc., this call has been cancelled.

Fiscal 2012 3rd Quarter Recap for Continuing Operations

•                  Net sales increased by $31.4 million to $365.4 million, a 9.4% increase compared to the third quarter of fiscal 2011.

•                  Gross profit increased by $11.2 million to $148.2 million compared to the third quarter of fiscal 2011.  Gross margin decreased 0.4 percentage points to 40.6%.

•                  Incremental investment in national advertising of $6.6 million over the third quarter of fiscal 2011 to support the Optimum by Sealy Posturepedic Line of specialty bedding.

•                  Income from operations of $32.6 million, a decrease of $5.2 million compared to the third quarter of fiscal 2011.

•                  Net income from continuing operations was $0.1 million, compared to net income from continuing operations of $7.5 million in the third quarter of fiscal 2011

•                  Adjusted EBITDA of $42.6 million, a decrease of $5.8 million compared to the third quarter of fiscal 2011.

“Our investments in new products and national advertising delivered strong U.S. sales growth,” stated Larry Rogers, Sealy’s President and Chief Executive Officer.  “Our Adjusted EBITDA and Gross Margin results were in line with our expectations, as we executed on our enhanced advertising campaign surrounding our successful Sealy Posturepedic Optimum specialty bedding launch.”

Fiscal 2012 Third Quarter Results

Total U.S. net sales increased 11.2% to $286.2 million from the third quarter of fiscal 2011. Excluding third party sales from the component plants, wholesale average unit selling prices increased 7.6%, while wholesale unit volume increased 2.7%. The increase in our average unit selling price was driven primarily by increases in all major innerspring lines, improved product mix related to the newly introduced Next Generation Stearns & Foster product line, and our Optimum by Sealy Posturepedic line. The increase in unit volume is attributable to increased sales volume for our Optimum by Sealy Posturepedic, Stearns & Foster and Sealy branded product lines partially offset by lower sales volumes for our Posturepedic innerspring beds.

International net sales increased $2.5 million, or 3.2%, from the third quarter of fiscal 2011 to $79.2 million. This increase was primarily due to increased sales in Mexico and Argentina partially offset by lower sales in Canada. In Canada, local currency sales increases of 1.2% translated into decreases of 3.2% in U.S. dollars due to a weaker Canadian dollar. Local currency sales performance in Canada was driven by a 3.8% increase in average unit selling price, offset by a 2.5% decrease in unit volume.

Gross profit increased by $11.2 million to $148.2 million from the prior year quarter.  Gross margin decreased 0.4 percentage points to 40.6%.  The decrease in percentage of net sales was primarily due to decreases in gross profit margin in our International operations. The gross profit margin in Canada was 40.3% as a percentage of net sales, which represents a decrease of 2.3 percentage points. This decrease was primarily driven by the impact of higher raw material costs. U.S. gross profit margin decreased 0.3 percentage points to 40.5% of net sales.

Selling, general, and administrative expenses were $120.6 million for the third quarter of fiscal 2012, an increase of $16.5 million versus the comparable period a year earlier. As a percentage of net sales, this expense was 33.0% and 31.2% for the quarters ended August 26, 2012 and August 28, 2011, respectively. During the third quarter of fiscal 2012, the Company increased its level of spending for national advertising promoting its new Optimum by Sealy Posturepedic line of specialty products in connection with the Independence and Labor Day holidays in the U.S. Operational fixed expenses have experienced increases due to higher compensation costs coupled with higher product development expenses. Additionally, incentive compensation and defined contribution expenses have increased based on our higher projected achievement of incentive targets relative to the prior year. A decrease in non cash compensation and promotional costs partially offset these increases.

Income from operations for the third quarter of fiscal 2012 decreased 13.8% or $5.2 million to $32.6 million. This year’s results included $6.6 million of higher national advertising costs, which primarily related to the rollout of our Optimum by Sealy Posturepedic line as well as higher compensation related expense.

Net income from continuing operations for the third quarter was $0.1 million.

Fiscal 2012 Nine Month Results

Net sales for the nine months ended August 26, 2012 increased 3.0% to $989.8 million from $960.9 million for the comparable period a year earlier. Gross profit was $397.6 million, or 40.2% of net sales, versus $380.6 million, or 39.6% of net sales, for the comparable period a year earlier.  Net income from continuing operations was $4.5 million, versus net income from continuing operations of $8.4 million in the prior year period. Adjusted EBITDA increased 3.4% to $115.0 million, or 11.6% of net sales, from $111.2 million, or 11.6% of net sales, compared to the same period in the prior year.

As of August 26, 2012, the Company’s debt net of cash was $671.7 million and Net Debt to Adjusted EBITDA ratio (excluding the Convertible Payment In Kind Notes) was 3.78x, compared to 4.02x at November 27, 2011.

Results from Discontinued Operations

During the fourth quarter of 2010, the company divested the assets of its manufacturing operations in France and Italy, which represented all of the assets in its Europe segment.  In addition, the company discontinued manufacturing operations in Brazil.  The company has transitioned to a license arrangement with third parties in both of these markets.  These businesses are accounted for as discontinued operations, and accordingly, the company has reclassified its financial data for all periods presented to reflect these actions.  Unless otherwise noted, the reported financial data pertains to Sealy’s continuing operations.

Non-GAAP Measures

Sealy provides information regarding Adjusted EBITDA and Adjusted EBITDA Margin which are not recognized terms under GAAP (Generally Accepted Accounting Principles) and do not purport to be alternatives to operating income or net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. The Company presents Adjusted EBITDA, because the covenants contained in the Company’s senior debt agreements are based upon these measures and Adjusted EBITDA is a material component of those covenants. Additionally, management uses Adjusted EBITDA to evaluate the Company’s operating performance.  The Company also presents Adjusted EBITDA margin, which is Adjusted EBTIDA reflected as a percentage of net sales because it believes that this measure provides useful incremental information to investors regarding the Company’s operating performance.  Additionally, these measures are not intended to be measures of available cash flow for management’s discretionary use, as these measures do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation may not be comparable to other similarly titled measures of other companies.  A reconciliation of Adjusted EBITDA and Adjusted

EBITDA Margin to the Company’s net income is provided in the attached schedule.

About Sealy

Sealy owns one of the largest bedding brands in the world, with sales of $1.2 billion in fiscal 2011. The Company manufactures and markets a broad range of mattresses and foundations under the Sealy®, Sealy Posturepedic®, Sealy Embody™, Optimum™ by Sealy Posturepedic®, Stearns & Foster®, and Bassett® brands.  Sealy operates 25 plants in North America, and has the largest market share and highest consumer awareness of any bedding brand on the continent. In the United States, Sealy sells its products to approximately 3,000 customers with more than 11,000 retail outlets. Sealy is also a leading supplier to the hospitality industry. For more information, please visit www.sealy.com.

This document contains forward-looking statements within the meaning of the safe harbor provisions of the Securities Litigation Reform Act of 1995. Terms such as “expect,” “believe,” and “continue,” as well as similar comments, are forward-looking in nature. Factors that could cause actual results to differ materially from the Company’s expectations include: the consummation of the Company’s transaction with Tempur-Pedic International, Inc., general business and economic conditions, competitive factors, raw materials purchasing, and fluctuations in demand. Please refer to the Company’s Securities and Exchange Commission filings for further information.

CONTACT: Mark D. Boehmer, VP & Treasurer, Sealy Corporation, +1-336-862-8705

SOURCE: SEALY CORPORATION

The condensed consolidated statements of operations and related information presented below have been adjusted for discontinued operations presentation for all periods presented.  However, the condensed consolidated balance sheets and statements of cash flows have not been adjusted for such presentation.

SEALY CORPORATION

Press Release – 3Q Fiscal 2012 Results

September 27, 2012

SEALY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

(Unaudited)

	August 26,	November 27,	August 28,
	2012	2011	2011

ASSETS
Current assets:
Cash and equivalents	$88,833	$107,975	$85,934
Accounts receivable (net of allowance for doubtful accounts, discounts and returns, 2012—$31,390; 2011—$30,104)	177,954	126,494	171,495
Inventories	70,819	57,002	58,491
Other current assets	21,345	29,275	25,385
Deferred income tax assets	21,770	21,349	21,823
Total current assets	380,721	342,095	363,128

Property, plant and equipment	418,124	406,115	404,645
Less accumulated depreciation	(253,445)	(239,370)	(235,162)
	164,679	166,745	169,483
Goodwill	363,305	361,026	363,340
Intangible assets, net	16,001	1,116	1,190
Deferred income tax assets	1,377	1,772	2,360
Other assets, including debt issuance costs, net	45,426	46,440	48,351
	426,109	410,354	415,241
Total assets	$971,509	$919,194	$947,852

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion - long-term obligations	$2,324	$1,584	$1,249
Accounts payable	96,184	68,774	75,466
Accrued incentives and advertising	29,267	26,038	27,376
Accrued compensation	26,224	17,601	15,998
Accrued interest	15,369	14,074	16,873
Other accrued liabilities	32,516	28,426	31,414
Total current liabilities	201,884	156,497	168,376

Long-term obligations, net of current portion	758,204	790,297	784,905
Other liabilities	51,927	52,415	50,851
Deferred income tax liabilities	326	549	823

Redeemable noncontrolling interest	12,131	—	—

Stockholders’ deficit:
Common stock, $0.01 par value; Authorized 600,000 shares Issued and outstanding: 2012—104,066; 2011—100,916	1,043	1,010	1,009
Additional paid-in capital	953,598	935,512	932,555
Treasury stock, at cost: 2012—102; 2011—0	(180)	—	—
Accumulated deficit	(1,013,769)	(1,016,577)	(1,001,370)
Accumulated other comprehensive income (loss), net	6,345	(509)	10,703
Total stockholders’ deficit	(52,963)	(80,564)	(57,103)
Total liabilities and stockholders’ deficit	$971,509	$919,194	$947,852

SEALY CORPORATION

Press Release – 3Q Fiscal 2012 Results

September 27, 2012

SEALY  CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Three Months Ended
	August 26,	August 28,
	2012	2011

Net sales	$365,434	$334,067
Cost of goods sold	217,229	197,067
Gross profit	148,205	137,000

Selling, general and administrative expenses	120,632	104,127
Amortization expense	73	73
Royalty income, net of royalty expense	(5,105)	(5,021)

Income from operations	32,605	37,821

Interest expense	20,929	21,935
Refinancing and extinguishment of debt	416	28
Other income, net	(131)	(130)
Income before income taxes	11,391	15,988
Income tax provision	12,156	9,556
Equity in earnings of unconsolidated affiliates	875	1,057
Income from continuing operations	110	7,489
Loss from discontinued operations	(307)	(891)
Net (loss) income	(197)	6,598
Net loss attributable to noncontrolling interests	91	—
Net (loss) income attributable to common shareholders	$(106)	$6,598

Earnings (loss) per common share attributable to common shareholders—Basic
Income from continuing operations per common share	$—	$0.07
Loss from discontinued operations per common share	—	—
Earnings (loss) per common share attributable to common shareholders—Basic	$—	$0.07

Earnings (loss) per common share attributable to common shareholders—Diluted
Income from continuing operations per common share	$—	$0.04
Loss from discontinued operations per common share	—	—
Earnings (loss) per common share attributable to common shareholders—Diluted	$—	$0.04

Weighted average number of common shares outstanding:
Basic	103,534	100,334
Diluted	109,800	308,566

SEALY CORPORATION

Press Release — 3Q Fiscal 2012 Results

September 27, 2012

SEALY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Nine Months Ended
	August 26,	August 28,
	2012	2011

Net sales	$989,755	$960,892
Cost of goods sold	592,155	580,314
Gross profit	397,600	380,578

Selling, general and administrative expenses	327,254	315,308
Amortization expense	217	217
Royalty income, net of royalty expense	(14,425)	(14,796)
Income from operations	84,554	79,849
Interest expense	65,554	65,309
Refinancing and extinguishment of debt	3,341	1,264
Other income, net	(410)	(337)
Income before income taxes	16,069	13,613
Income tax provision	14,821	7,779
Equity in earnings of unconsolidated affiliates	3,283	2,535
Income from continuing operations	4,531	8,369
Loss from discontinued operations	(1,814)	(3,050)
Net income	2,717	5,319
Net loss attributable to noncontrolling interests	91	—
Net income attributable to common shareholders	$2,808	$5,319

Earnings per common share attributable to common shareholders—Basic
Income from continuing operations per common share	$0.05	$0.08
Loss from discontinued operations per common share	(0.02)	(0.03)
Earnings per common share attributable to common shareholders—Basic	$0.03	$0.05

Earnings per common share attributable to common shareholders—Diluted
Income from continuing operations per common share	$0.04	$0.08
Loss from discontinued operations per common share	(0.02)	(0.01)
Earnings per common share attributable to common shareholders—Diluted	$0.02	$0.07

Weighted average number of common shares outstanding:
Basic	101,849	98,725
Diluted	109,329	304,659

SEALY CORPORATION

Press Release — 3Q Fiscal 2012 Results

September 27, 2012

SEALY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended
	August 26,	August 28,
	2012	2011
Operating activities:
Net income	$2,717	$5,319
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	18,753	18,001
Deferred income taxes	348	946
Amortization of deferred gain on sale-leaseback	(260)	(515)
Paid in kind interest on convertible notes	17,064	14,551
Amortization of discount on new senior secured notes	1,250	1,101
Amortization of debt issuance costs and other	3,139	3,511
Impairment charges	—	288
Share-based compensation	6,566	9,239
Loss (gain) on sale of assets	197	(30)
Write-off of debt issuance costs related to debt extinguishments	1,862	643
Loss on repurchase of senior notes	1,050	300
Dividends received from unconsolidated affiliates	2,500	1,011
Equity in earnings of unconsolidated affiliates	(3,283)	(2,535)
Loss on disposition of subsidiary	—	206
Other, net	(2,252)	(532)
Changes in operating assets and liabilities:
Accounts receivable	(45,686)	(29,787)
Inventories	(20,201)	(1,224)
Other current assets	6,554	(2,750)
Other assets	482	2,361
Accounts payable	25,321	9,255
Accrued expenses	15,101	(20,338)
Other liabilities	180	(2,159)
Net cash provided by operating activities	31,402	6,862
Investing activities:
Purchase of property, plant and equipment	(10,011)	(17,692)
Acquisition of Comfort Revolution, inclusive of cash acquired of $159	159	—
Proceeds from sale of property, plant and equipment	2,544	24
Net cash used in investing activities	(7,308)	(17,668)
Financing activities:
Proceeds from issuance of long-term obligations	1,269	2,568
Repayments of long-term obligations	(9,009)	(3,882)
Repayment of senior secured notes, including premium of $1,050	(36,050)	(10,300)
Repurchase of common stock associated with vesting of employee share-based awards	(2,905)	(3,674)
Exercise of employee stock options	62	621
Debt issuance costs	(1,120)	(147)
Other	—	(34)
Net cash used in financing activities	(47,753)	(14,848)
Effect of exchange rate changes on cash	4,517	2,333
Change in cash and equivalents	(19,142)	(23,321)
Cash and equivalents:
Beginning of period	107,975	109,255
End of period	$88,833	$85,934

Noncash investing transaction:
Investment in Comfort Revolution	$10,000	$—
Inventory items transferred to property, plant and equipment	$8,454	$—

SEALY CORPORATION

Press Release – 3Q Fiscal 2012 Results

September 27, 2012

RECONCILIATION OF EBITDA TO NET INCOME

NON GAAP MEASURE

	Three Months Ended:		Nine Months Ended:
	August 26, 2012	August 28, 2011	August 26, 2012	August 28, 2011
	(in thousands)		(in thousands)
Net (loss) income	$(197)	$6,598	$2,717	$5,319
Interest expense	20,929	21,935	65,554	65,309
Income taxes	12,156	9,556	14,821	7,779
Depreciation and amortization	6,554	5,739	18,753	18,001

	39,442	43,828	101,845	96,408
Adjustments for debt covenants:

Refinancing charges	416	28	3,341	1,264
Non-cash compensation	1,799	3,466	6,566	9,239
KKR consulting fees	130	323	284	981
Discontinued operations	307	891	1,814	3,050
Other (various) (a)	487	(149)	1,113	246

Adjusted EBITDA	$42,581	$48,387	$114,963	$111,188

(a)  Consists of various immaterial adjustments

SEALY CORPORATION

SHARE COUNT RECONCILIATION

	Three Months Ended		Nine Months Ended
	August 26, 2012	August 28, 2011	August 26, 2012	August 28, 2011
	(in thousands)		(in thousands)
Numerator:
Net income from continuing operations, as reported	$201	$7,489	$4,622	$8,369
Net income attributable to participating securities	(1)	(4)	(12)	(7)
Interest on convertible notes	—	5,239	—	14,551
Net income from continuing operations available to common shareholders	$200	$12,724	$4,610	$22,913

Denominator:
Denominator for basic earnings per share—weighted average shares	103,534	100,334	101,849	98,725
Effect of dilutive securities:
Convertible debt	—	200,455	—	196,576
Stock options	679	747	693	811
Restricted share units	4,977	6,561	6,213	8,117
Other	610	469	574	430
Denominator for diluted earnings per share—adjusted weighted average shares and assumed conversions	109,800	308,566	109,329	304,659

SEALY CORPORATION

INTEREST EXPENSE

	Three Months Ended:		Nine Months Ended:
	August 26, 2012	August 28, 2011	August 26, 2012	August 28, 2011
Cash interest expense	$14,061	$15,161	$44,102	$46,145
Non-cash interest expense	6,868	6,774	21,452	19,164
	$20,929	$21,935	$65,554	$65,309